News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports First Quarter 2023 Financial Results
Increases Full-Year 2023 Earnings Guidance

Long Beach, Calif, April 26, 2023 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported first quarter 2023 GAAP earnings per diluted share of $5.52 and adjusted earnings per diluted share of $5.81.

	Quarter ended
	March 31,
	2023	2022

(In millions, except per-share results)
Premium Revenue	$7,885	$7,531
Total Revenue	$8,149	$7,770

GAAP:
Net Income	$321	$258
EPS – Diluted	$5.52	$4.39
Medical Care Ratio (MCR)	87.1%	87.1%
G&A Ratio	7.2%	7.4%
After-tax Margin	3.9%	3.3%

Adjusted:
Net Income	$337	$288
EPS – Diluted	$5.81	$4.90
G&A Ratio	7.2%	7.1%
After-tax Margin	4.1%	3.7%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of March 31, 2023, the Company served approximately 5.3 million members, an increase of 4% compared to March 31, 2022.
•Premium revenue was approximately $7.9 billion for the first quarter of 2023, an increase of 5% compared to the first quarter of 2022.
•GAAP net income was $5.52 per diluted share for the first quarter of 2023, an increase of 26% compared to the first quarter of 2022.
•Adjusted net income was $5.81 per diluted share for the first quarter of 2023, an increase of 19% compared to the first quarter of 2022.
•The Company increased its full year 2023 adjusted earnings guidance to at least $20.25 per diluted share, compared to its previous guidance of at least $19.75 per diluted share.

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
“We are very pleased with our first quarter results and increased 2023 earnings guidance,” said Joseph Zubretsky, President and Chief Executive Officer. “We delivered strong financial performance and continued our momentum of winning new state contracts, providing additional visibility into future premium and earnings growth.”

Premium Revenue
Premium revenue was $7.9 billion for the first quarter of 2023, an increase of 5% compared to the first quarter of 2022. The higher premium revenue reflects increased organic membership and the impact of acquisitions in the Medicaid and Medicare lines of business, offset by a decline in Marketplace.

Net Income
GAAP net income for the first quarter of 2023 was $5.52 per diluted share, an increase of 26% compared to the first quarter of 2022. Adjusted net income for the first quarter of 2023 was $5.81 per diluted share, an increase of 19% compared to the first quarter of 2022.

Medical Care Ratio
•The consolidated MCR for the first quarter of 2023 was 87.1%, reflecting continued strong medical cost management.
•The Medicaid MCR for the first quarter of 2023 was 88.4%, in line with the Company’s expectation and long-term target range.
•The Medicare MCR for the first quarter of 2023 was 88.0%, in line with the Company’s expectation and long-term target range.
•The Marketplace MCR for the first quarter of 2023 was 68.6%, reflecting the Company’s pricing strategy and seasonality.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the first quarter of 2023 were 7.2%, reflecting new business implementation spending ahead of new contract wins, incepting in July 2023 and January 2024.

Balance Sheet
Cash and investments at the parent company were $283 million as of March 31, 2023, compared to $375 million as of December 31, 2022.
Days in claims payable at March 31, 2023, was 48, compared to 47 at December 31, 2022.

Cash Flow
Operating cash flow for the first quarter of 2023 was $916 million, compared to $363 million in the first quarter of 2022. The increase compared to the prior year was primarily due to the net impact of timing differences in government receivables and payables, and the growth in operations.

2023 Guidance
The Company increased its full year 2023 adjusted earnings per share guidance to at least $20.25, compared to the previous guidance of at least $19.75 per diluted share.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s first quarter 2023 results at 8:00 a.m. Eastern Time on Thursday, April 27, 2023. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 1543593. A telephonic replay of the conference call will be available through Thursday, May 4, 2023, by dialing (877) 344-7529 and entering confirmation number 5745408. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.3 million members as of March 31, 2023, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2023 guidance, including the Company’s plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and also in its Quarterly Report on Form 10-Q for the period ended March 31, 2023, which the Company expects to file on or about April 27, 2023.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 26, 2023, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2023	2022

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,885	$7,531
Premium tax revenue	172	208
Investment income	71	11
Other revenue	21	20
Total revenue	8,149	7,770
Operating expenses:
Medical care costs	6,871	6,563
General and administrative expenses	591	571
Premium tax expenses	172	208
Depreciation and amortization	44	40
Other	16	16
Total operating expenses	7,694	7,398
Operating income	455	372
Other expenses, net:
Interest expense	28	28
Total other expenses, net	28	28
Income before income tax expense	427	344
Income tax expense	106	86
Net income	$321	$258

Net income per share – Diluted	$5.52	$4.39

Diluted weighted average shares outstanding	58.0	58.7

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,554	$4,006
Investments	3,810	3,499
Receivables	2,536	2,302
Prepaid expenses and other current assets	259	277
Total current assets	11,159	10,084
Property, equipment, and capitalized software, net	274	259
Goodwill and intangible assets, net	1,369	1,390
Restricted investments	242	238
Deferred income taxes	208	220
Other assets	119	123
Total assets	$13,371	$12,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,824	$3,528
Amounts due government agencies	2,349	2,079
Accounts payable, accrued liabilities and other	787	889
Deferred revenue	654	359
Total current liabilities	7,614	6,855
Long-term debt	2,177	2,176
Finance lease liabilities	204	215
Other long-term liabilities	88	104
Total liabilities	10,083	9,350
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at each of March 31, 2023 and December 31, 2022	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	296	328
Accumulated other comprehensive loss	(125)	(160)
Retained earnings	3,117	2,796
Total stockholders’ equity	3,288	2,964
Total liabilities and stockholders’ equity	$13,371	$12,314

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2023	2022

	(In millions)
Operating activities:
Net income	$321	$258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44	40
Deferred income taxes	1	16
Share-based compensation	25	34
Other, net	5	(8)
Changes in operating assets and liabilities:
Receivables	(234)	21
Prepaid expenses and other current assets	7	(32)
Medical claims and benefits payable	296	263
Amounts due government agencies	270	137
Accounts payable, accrued liabilities and other	(215)	(81)
Deferred revenue	295	(352)
Income taxes	101	67
Net cash provided by operating activities	916	363
Investing activities:
Purchases of investments	(646)	(403)
Proceeds from sales and maturities of investments	371	513
Purchases of property, equipment, and capitalized software	(32)	(23)
Other, net	5	(13)
Net cash (used in) provided by investing activities	(302)	74
Financing activities:
Common stock withheld to settle employee tax obligations	(58)	(52)
Contingent consideration liabilities settled	—	(20)
Other, net	(7)	(5)
Net cash used in financing activities	(65)	(77)
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	549	360
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,048	4,506
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,597	$4,866

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	March 31,	December 31,	March 31,
	2023	2022	2022
Ending Membership by Segment:
Medicaid	4,834,000	4,754,000	4,566,000
Medicare	161,000	156,000	148,000
Marketplace	271,000	348,000	371,000
Total	5,266,000	5,258,000	5,085,000

	Three Months Ended March 31,
	2023			2022
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$6,349	$734	88.4%	$5,980	$710	88.1%
Medicare	1,046	126	88.0	943	128	86.5
Marketplace	490	154	68.6	608	130	78.6
Consolidated	$7,885	$1,014	87.1%	$7,531	$968	87.1%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended
	March 31,
	2023	2022

	Unaudited
Medical claims and benefits payable, beginning balance	$3,528	$3,363
Components of medical care costs related to:
Current year	7,169	6,769
Prior year	(298)	(206)
Total medical care costs	6,871	6,563
Payments for medical care costs related to:
Current year	4,487	4,197
Prior year	2,358	2,199
Total paid	6,845	6,396
Acquired balances, net of post-acquisition adjustments	—	(25)
Change in non-risk and other provider payables	270	96
Medical claims and benefits payable, ending balance	$3,824	$3,601

Days in Claims Payable (1)	48	51

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended March 31,
	2023		2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$321	$5.52	$258	$4.39
Adjustments:
Amortization of intangible assets	$21	$0.38	$18	$0.30
Acquisition-related expenses (1)	—	—	19	0.33
Other (2)	—	—	3	0.04
Subtotal, adjustments	21	0.38	40	0.67
Income tax effect	(5)	(0.09)	(10)	(0.16)
Adjustments, net of tax	16	0.29	30	0.51
Adjusted net income	$337	$5.81	$288	$4.90

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The three months ended March 31, 2022 includes certain non-recurring costs associated with disposal of fixed assets.

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Molina Healthcare, Inc. Reports First Quarter 2023 Financial Results

April 26, 2023
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2023 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,105	$19.02
Adjustments:
Amortization of intangible assets	90	1.55
Acquisition-related expenses	5	0.08
Subtotal, adjustments	95	1.63
Income tax effect (1)	(23)	(0.40)
Adjustments, net of tax	72	1.23
Adjusted net income	$1,177	$20.25

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.7%.
(2)Computations assume approximately 58.1 million diluted weighted average shares outstanding.
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